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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ________________


                                    FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          U.S.A. Floral Products, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                               52-2030697
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

        3500 Whitehaven Parkway
            Washington, D.C.                             20007
(Address of Principal Executive Offices)               (Zip Code)


If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of debt
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
upon filing pursuant to General           pursuant to General Instruction
Instruction A.(c), please check           A.(d), please check the following
the following box.   [_]                  box.   [X]

Securities Act registration statement file number to which this form relates:  333-33131
             -------------
            (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------


-----------------------------------         ------------------------------------


-----------------------------------         ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

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                                (Title of Class)


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                                (Title of Class)
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Item 1.   Description of Securities to be Registered.

          The information set forth under the caption "Description of Capital Stock" on pages 72 and 73 of the registrant's Preliminary Prospectus dated September 18, 1997 that forms a part of Amendment No. 1 to the registrant's Registration Statement on Form S-1, File No. 333-33131, filed with the Securities and Exchange Commission on September 18, 1997, is incorporated herein by reference.


Item 2.   Exhibits.

          The following exhibits are filed as part of this registration statement:

          Exhibit                       Description
          -------                       -----------

          1.01 Specimen of Certificate of Common Stock, par value $.001 per share.*

          2.01 Certificate of Incorporation of U.S.A. Floral Products, Inc., as amended to date.*

          2.02      Amended and Restated Bylaws of U.S.A. Floral Products, Inc.*

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* Previously filed.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       U.S.A. Floral Products, Inc.


Date:  September 24, 1997              By:  /s/ Robert J. Poirier
                                            ---------------------
                                            Robert J. Poirier
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX



Exhibit                                                              Sequential
Number                         Description                           Page Number
-------                        -----------                           -----------
 1.01    Specimen of Certificate of Common Stock, par value
         per share $.001 per share.                                       *

 2.01    Certificate of Incorporation of U.S.A. Floral
         Products, Inc., as amended to date.                              *

 2.02    Amended and Restated Bylaws of U.S.A. Floral
         Products, Inc.                                                   *
____________
*Previously filed.